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                                                                    EXHIBIT 99.1





News Release                                                                  Q2

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                    THE QUAKER OATS COMPANY
                                                                    Further Information:
                    Quaker Tower                   Media Contact:                     Investor Contact:
[QUAKER LOGO]       P.O. Box 049001                Mark Dollins, Director             Margaret M. Eichman, V.P.
                    Chicago, IL  60604-9001        Corp. Comm.                        Investor Relations & Corp. Affairs
                                                   (312) 222-7399                     (312) 222-7818
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              QUAKER REPORTS EARNINGS PER SHARE OF $1.24 FOR SECOND QUARTER,
              BEFORE UNUSUAL ITEMS, A 12 PERCENT INCREASE.

              For Immediate Release

                      CHICAGO, July 19, 2001 - The Quaker Oats Company
              (NYSE:OAT) today reported earnings per share of $1.24 for its second quarter ended June 30, 2001, excluding unusual items. This compares to $1.11 per share, on the same basis, in the second quarter of 2000, an increase of 12 percent.
                      Including unusual items in both years, second-quarter
              earnings were $1.22 per share in 2001, versus $1.10 per share in 2000. (See section entitled "Unusual Items" for details.)
                       Robert S. Morrison, chairman, president and chief
              executive officer, said, "Quaker delivered exceptionally strong results in the second quarter -- especially in light of tough year-ago comparisons. Foods and Beverages both achieved 8 percent sales growth. Gross margin and operating margin each expanded over 100 basis points, and operating income grew 15 percent. Every region of the world contributed to these strong operating income results -- the United States and Canada, Europe, Latin America and Asia."
                      Morrison noted that earnings-per-share growth was strong
              despite the cancellation of Quaker's share repurchase program -- a result of the pending merger with PepsiCo -- and the fact of an increased number of shares outstanding. In addition, net financing expenses (interest and foreign exchange) were greater than the prior year.

              TOTAL COMPANY
                      Operating income for the quarter was $291.3 million,
              versus $253.5 million in the second quarter of 2000, an increase of 15 percent. Advertising and merchandising spending increased 12 percent. Sales in the quarter were $1.51 billion, versus $1.40 billion last year, an increase of 8 percent. Excluding the impact of foreign currency exchange rate changes, sales would have increased 10 percent versus the second quarter last year. Total Company volume, as measured in pounds, increased 5 percent in the second quarter.

                                    - more -

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              TOTAL FOODS
                      Operating income for worldwide Foods was $114.7 million,
              versus $101.0 million in the year-ago quarter, a 14 percent increase. Total Foods sales in the quarter were $697.9 million, versus $646.9 million last year, an increase of 8 percent. Worldwide Foods reported a 6 percent increase in volume. The operating margin for the Foods business expanded to 16.4 percent in 2001, from 15.6 percent in the second quarter of 2000.

              FOODS: U.S. AND CANADA
                      Operating income for U.S. and Canadian Foods was $97.0
              million, versus $86.8 million in the year-ago quarter, an increase of 12 percent. This double-digit increase was on top of 21 percent growth in the second quarter last year. Second-quarter sales were $550.0 million, versus $515.7 million last year, a 7 percent increase. Every major line of business in the United States experienced sales growth.
                      Volume for the U.S. and Canadian Foods portfolio increased
              4 percent. Hot cereals volume increased 14 percent, grain-based snacks increased 9 percent, ready-to-eat cereals increased 8 percent, flavored rice and pasta increased 5 percent and mixes and syrups increased 3 percent.
                      "Every one of our major foods businesses contributed to
              sales growth in the quarter, most notably our hot and ready-to-eat cereals businesses. Although well over 100-years-old, Quaker oatmeal continues to be on trend with consumers, thanks to innovative new products and its heart-health benefits," noted Morrison. "Quaker ready-to-eat cereals showed solid growth in the quarter as well -- in volume, sales and category share -- rebounding from a difficult period last year."

              FOODS: LATIN AMERICA, EUROPE AND ASIA/PACIFIC
                      Operating income from Quaker's international foods
              businesses was $17.7 million, versus $14.2 million in the year-ago quarter, an increase of 25 percent. Sales for international foods were $147.9 million, versus $131.2 million in the year-ago quarter, an increase of 13 percent.
                      Volume for the Latin American foods business grew 9
              percent over the prior year, reflecting strong sales of hot cereals across the region, and Toddy beverage powder in Brazil. Volume for European foods rose a strong 31 percent, as cereals and snacks posted exceptionally strong results. European sales increased 37 percent, despite a weakening of European currencies versus the U.S. dollar. Volume for the Asia/Pacific foods division declined 10 percent in the quarter, although sales were virtually even with the prior year.


                                    - more -

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              TOTAL BEVERAGES
                      Worldwide Beverages operating income was $176.6 million,
              versus $152.5 million in the year-ago quarter, a 16 percent increase. Sales for worldwide Beverages were $816.0 million, versus $751.0 million for the year-ago quarter, an increase of 9 percent. Worldwide Beverages reported a 5 percent increase in volume. Operating margin for worldwide Beverages expanded to 21.6 percent, from 20.3 percent in the year-ago quarter.
                       In the U.S. and Canada, beverage operating income was
              $155.8 million, versus $138.8 million in the year-ago quarter, an increase of 12 percent. U.S. and Canadian Beverages sales in the quarter were $689.5 million, versus $629.3 million last year, an increase of 10 percent. Volume in the U.S. and Canada increased 6 percent in the second quarter, on top of a 15 percent increase in the prior year. "New flavors like Passion Fruit, Starfruit and High Tide Gatorade Frost, our multi-packs and strong marketing support all contributed to Gatorade's strong performance," said Morrison, noting that growth was achieved despite a cooler, wetter spring than in 2000.
                      Outside of the United States and Canada, Gatorade
              operating income was $20.8 million, compared to $13.7 million in the second quarter of last year, a 52 percent increase. Latin American operating income increased 27 percent, and European and Asian operating income more than tripled to $5.3 million in the quarter, from $1.5 million last year.
                      International beverage sales grew 4 percent in total.
              Sales in Latin America grew 12 percent in the quarter. However, sales in Europe and the Asia/Pacific region were 9 percent below the second quarter a year ago, primarily reflecting a weakening of foreign currencies versus the U.S. dollar in those regions.

              UNUSUAL ITEMS
                      Unusual items in the second quarter of 2001 totaled $3.0
              million after tax ($5.0 million pretax), or 2 cents per share. This net charge included restructuring charges of $5.5 million ($9.2 million pretax), or 4 cents per share; and income from the adjustment of prior-period restructuring reserves of $2.5 million ($4.2 million pretax), or 2 cents per share.
                      In the second quarter of 2000, Quaker recorded unusual
              items totaling $1.9 million of after-tax expense ($3.7 million pretax), or 1 cent per share. The $1.9 million was comprised of $3.8 million ($6.2 million pretax), or 2 cents per share from U.S. and Canadian restructuring charges; and $1.9 million of after-tax income ($2.5 million pretax), or 1 cent per share, from prior-year restructuring and divestiture reserve adjustments.

              FINANCING AND OTHER
                      Net financing costs (net interest expense and foreign
              exchange losses) were $16.8 million in the quarter, compared to $9.8 million in 2000. Net foreign exchange losses were $2.5 million in 2001, compared to a $2.1 million gain in 2000, as hedge gains in 2000 were replaced by hedge losses in 2001. Net interest expense increased $2.4 million, relating primarily to a reduction in capitalized interest versus the prior year. Excluding unusual items, the Company's effective tax rate in the second quarter was
              36.0 percent, compared to 36.1 percent in the second quarter of 2000.

                                    - more -

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              YEAR-TO-DATE RESULTS
                      For the six months ended June 30, 2001, sales increased 7
              percent, and operating income increased 10 percent. Diluted earnings per share, excluding unusual items, were $2.04, versus a comparable $1.88 in the prior year, a 9 percent increase.
                      The average number of common shares outstanding was 132.3
              million, compared to 131.7 million a year ago. Average diluted shares in 2001 were 138.8 million, versus 137.0 million in 2000.

              OUTLOOK
                      For 2001, the Company's financial outlook -- as an
              independent company -- is unchanged from previous guidance. For the full year, the Company expects to deliver mid-single-digit sales growth, high-single-digit operating income growth and low-double-digit earnings-per-share growth. The Company intends to continue its strategy of using cost-savings to help fund brand-building activities.
                      For the third quarter, the Company expects to achieve
              mid-to-high single-digit sales, operating income and earnings-per-share growth.
                      The Company and PepsiCo, Inc., are continuing discussions
              with the Federal Trade Commission on their proposed merger.

              CONFERENCE CALL:
                      At 11 a.m. (CT) today, management will host a conference
              call with investors to discuss second-quarter results and the Company's current outlook for 2001. The live presentation is accessible through Quaker's Internet site at www.quakeroats.com . The audio Webcast will be archived on the site. To listen to the Webcast, Web users will need a computer with a sound card and speakers, as well as Real Audio software -- which can be downloaded through www.real.com .

                      The Quaker Oats Company is an international marketer of
              foods and beverages. Its major brands include: Gatorade thirst quencher; Quaker cereals and grain-based snacks; Rice-A-Roni, Pasta Roni and Near East side dishes; and Aunt Jemima mixes and syrups.




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             Forward-looking statements, within the meaning of Section 21E of the Securities and Exchange Act of 1934, are made in this document. The Company's results may differ materially from those suggested by the forward-looking statements for a variety of reasons, including actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs, including cost reduction projects; changes in market prices or rates; fluctuations in the cost and availability of supply chain resources; foreign economic conditions, including currency rate fluctuations; weather; and the ability of the Company to effect manufacturing, distribution and outsourcing initiatives and plant consolidations. Additional expenditures and cash dividends may be affected by the amount of cash flow from operating activities. These factors are more fully described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The forward-looking statement in this document concerning the Company's proposed merger with PepsiCo, Inc., is subject to the inability to obtain, or meet conditions imposed for, regulatory or governmental approval; and customary closing conditions.

                                             # # #

              The Quaker Oats Company press releases are available on the Company's Internet web site: www.quakeroats.com .
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                                 Conference Call
                                     Remarks
                                  July 19, 2001
                                   11:00 a.m.













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Good Morning, and thanks for joining us.

Before Bob Morrison comments on the quarter, I'd like to briefly run through our financial highlights.

During this briefing, we'll discuss Quaker's business outlook, and may make forward-looking statements. Forward looking statements--including all statements made on this call that are not historical facts--are subject to a number of risks and uncertainties. Actual results may differ materially. Please refer to our earnings release for more information on risk factors that could cause actual results to differ.

                                     (PAUSE)

With that out of the way, let's start with a quick review of earnings for the second quarter.

In the June quarter, diluted earnings per share were $1.24, excluding unusual items. This compares to $1.11 earned in the second quarter of 2000. Earnings of "a dollar-twenty-four" are two cents ahead of the First Call consensus and represent a 12 percent increase over the prior year.

As to "unusual items," in the quarter, we recorded a four-cent restructuring charge and two cents of income related to a prior-period reserve adjustment. Combined, "unusual items" netted to a two-cent charge, bringing earnings on a diluted basis to $1.22 per share, versus $1.10 last year.

                                  (LONG PAUSE)

From a revenue standpoint, second-quarter sales were $1.5 billion and were 8 percent ahead of a year ago.

This increase was reflects:
-    a 10% increase in U.S. & Canadian Beverage sales,
-    a 4% increase in international Beverage sales,

-    a 7% increase in U.S. & Canadian Food sales
-    and, a 13% increase in international Food sales.

Excluding the effects of changes in foreign currency rates, total Company sales would have increased at an even greater--10 percent--rate in the second quarter.

I'll take a brief moment to review some of the key volumes behind our results.

- U.S. & Canadian Beverage volume grew 6 percent in the quarter and 6 percent year-to-date. That's on top of 15 percent and 16 percent growth in last year's quarter and first six months, respectively.

- International beverage volume grew 2 percent in the second quarter and 5 percent year-to-date.

Foods results were incredibly strong. By line of business in the U.S. :

- Hot cereal volume increased 14 percent in the quarter and 11 percent for the six months.

- Ready-to-eat cereal volume increased 8 percent in the quarter. (Boxed cereals were up 8%, and bagged cereals up 6%.) This brought Quaker cereals' six-month volume trend to a minus-1 percent.

- Grain-based snacks volume grew 9 percent in the quarter, led by 14 percent growth in rice snacks and 6 percent growth in our "snack bar" business. Year-to-date, total grain-based snack volume also grew at a 9 percent rate.

- Golden Grain--our Rice-A-Roni/Pasta Roni business--grew 5 percent in the quarter. It was up 2 percent year to date.


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-    Aunt Jemima syrups and mixes increased 3 percent in the quarter and 6 percent year to date.

Outside of the U.S.:

- Latin American food volume increased 9 percent in the quarter and increased 4 percent year-to-date.

- European food volume grew an incredible 31 percent in the quarter and 21 percent year-to-date.


                                     (PAUSE)

Finally, turning to operating income. . .

For the second quarter, operating income was $291 million, up $38 million, or 15 percent, from the second quarter last year.

Breaking that down. . .

- In the U.S. and Canada, Beverage operating income increased 12 percent in the quarter.

- International Beverages increased 52 percent to $20.8 million in the second quarter.

In total, Worldwide Beverages operating income increased 16 percent compared to the June quarter last year.


Turning to Foods...

-    U.S. & Canadian Foods operating income increased 12 percent in the quarter.

- International Foods operating income increased 25 percent, as Latin American profits rose 26 percent, and Europe and Asia combined rose 23 percent.

That totaled to a 14 percent increase in Worldwide Foods operating income.

                                     (PAUSE)

As a result of strong operating profit growth, total Company operating margins expanded to over 19 percent in the second quarter, from 18 percent in 2000.

Now, I'd like to turn it over to Bob Morrison, for his editorial perspective, Bob. . .





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                             Conference Call Remarks
                             Thursday, July 19, 2001

(Thanks, Margaret) and good day, all.

Sorry for cutting into your lunch hour on the east coast. To make up for the inconvenience, we thought we'd satisfy your hunger with some good financial news.

As Margaret just highlighted, our second quarter was filled with good news.

- Revenues grew a solid 8 percent--that's up 10 percent on a "constant currency" basis.
- Operating income rose 15 percent--with double-digit growth across the board.
-    Operating margins expanded in Foods and in Beverages.
-    Earnings per share grew 12 percent, despite greater shares outstanding.

These results are especially impressive, given that marketing spending was up a healthy 12 percent.

Clearly, our business fundamentals remained strong.

Let me walk through some of our brand highlights, beginning with Gatorade...


Despite tough "comps," Gatorade's growth momentum continued. Sales grew 10 percent -- with volume up across North America, Latin America and Europe.

In the U.S., Gatorade sales grew across all channels, including grocery stores, mass merchandisers, club stores, and our point-of-sweat "availability" channel.

In the grocery-store channel, Gatorade grew 3 percent in volume . . . versus 17-percent growth in the same 12-week period last year. With a key competitor deep discounting during the quarter, we lost some share in the grocery stores. Still, our category share--in the grocery channel--was a solid 85 percent for the 12-weeks.

In the convenience-store channel, Gatorade share grew over two full points to 87 percent.

And, outside of the "measured" grocery and c-store channels, Gatorade grew much faster.

                                     (MORE)
Year-to-date, Gatorade has achieved double-digit growth in:


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-    mass merchandisers,
-    drug stores,
-    club stores
-    and, in our "availability" or "point-of-sweat" channel.


Importantly, Gatorade continued to fire on all cylinders.
o New flavors--Starfruit, Passion Fruit and High Tide Frost-- are hits with consumers. o Multi-packs continue to increase usage. o And, advertising is successfully delivering our message about the science behind the brand.

                                     (PAUSE)


Internationally, Gatorade had a strong start to the season in Latin America. We achieved double-digit sales growth in Mexico, Venezuela, Argentina and the Caribbean.

Europe also produced solid volume growth, but the weakening of the Euro dampened sales growth.

And, in our small Asian business, Gatorade struggled in China as the sports beverage category softened, in tandem with weak overall carbonated soft drink trends--in part due to poor weather, and in part due to rapid growth in water, teas and juices.

Still--every region of the world--Europe and Asia included-- contributed to Gatorade's profit growth in the quarter. With worldwide volume, sales and income trends all up, we're very encouraged by Gatorade's continued strong performance.

                                  (LONG PAUSE)

Food results were also very solid. Sales grew strongly across virtually every brand...


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-    Hot cereals had an incredibly strong quarter. Volume, sales and category share all produced double-digit increases, reflecting the success of our new instant oatmeal varieties.

     Importantly, we're getting ready for our fall season with a line-up of product news that should keep consumers coming back for more.

       - Our new "Deluxe Collection" variety pack will hit store shelves this fall. It will include three indulgent flavors of Quaker instant oatmeal: Cinnamon Roll, Baked Apple and Banana Bread.

       -    We've also got a fun, new instant oatmeal for kids--called Treasure
            Hunt.

       - And, we plan to take our Quaker Instant Oatmeal Nutrition for Women national, after its successful regional launch.

                                    (PAUSE)

- Grain-based snacks delivered a good quarter, too. Volume, sales and share growth were achieved by each of our snack brands--Quaker Crispy Mini's, Chewy granola bars and Fruit & Oatmeal bars, and the Gatorade energy bar.

     To keep the momentum going, we've just launched two new flavors of Quaker Fruit & Oatmeal bars--Iced Raspberry and a new dual-flavored bar, Strawberry Chocolate.

                                     (PAUSE)

- In ready-to-eat cereals, our trends started to turn around. Quaker volume, sales and category share all picked up in the quarter. Importantly, our R-T-E cereal profit margin continued to improve. Our focus on supply-chain cost savings, a more balanced approach to promotions and our recent price increase (which averaged about 2 percent across the line) should all bode well for continued improvement throughout the year.

- Our "Golden Grain"--Rice-A-Roni and Pasta Roni--business also delivered solid revenue and income growth.

                                     (PAUSE)

Outside of the U.S., our Foods businesses held their own.
We achieved notable growth in our European cereals and snacks brands--and solid growth in Latin America despite weakening currencies.

All told, I'm pleased with the solid trends across all of our key product lines around the world.

                                  (LONG PAUSE)

Like you, we continue to wait for the closing of the PepsiCo merger. But, as this strong quarter indicates, we're not sitting on our hands.

We're as focused as ever on delivering strong revenue and profit growth. We're continuing to aggressively pursue cost savings, and we're continuing to aggressively reinvest to further build our brands. It's a strategy that's worked well for us, and we're sticking with it.

As we look to the third quarter, we expect this strategy to help us deliver solid -- mid-to-high single-digit -- sales, operating income and earnings per share growth.

These strong results will keep us on track to delivering another year of:

-    mid-single digit sales growth,
-    high single-digit operating income growth,
-    and, low-double-digit earnings growth.

Let me stop here and turn it over to the operator for your questions.
Operator...


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AT THE CONCLUSION OF THE CALL:

For the first six months of the year, we've produce solid results.

-    Our sales are up 7 percent.

-    Operating income is up 10 percent.

-    And, earnings per share are up 9 percent.

Our challenge for the future is to keep driving greater value--and that's just what we intend to do.

Again, thanks for joining us.